UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):       April 28, 2004
                                                 -------------------------------

                            U.S. HOME & GARDEN INC.
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             (Exact name of registrant as specified in its charter)


    Delaware                       001-14015                   77-0262908
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(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)


3590 East Columbia Street, Tucson, Arizona                              85714
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(Address of principal executive offices)                              (zip code)


Registrant's telephone number, including area code (520) 628-7415
                                                    ----------------------------

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(Former name or former address, if changed since the last report)


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits:

         99.1 Slide presentation materials to be used by management of U.S. Home & Garden Inc. (the "Company") at the special meeting of stockholders of the Company to be held on April 29, 2004.

ITEM 9. OTHER EVENTS AND REGULATION FD DISCLOSURE AND

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 29, 2004 a special meeting of stockholders of the Company will be held in New York, New York to consider proposals to: (i) change the Company's name to Ionatron, Inc.; (ii) increase the authorized common stock to 100,000,000 shares;
(iii) classify the Company's Board of Directors into three classes and (iv) approve the Company's 2004 Stock Incentive Plan. At the stockholders meeting, management of the Company will make a presentation regarding the Company (including certain unaudited, preliminary financial information regarding the Company's fiscal quarter ended March 31, 2004). A copy of the presentation material to be used at the special meeting of stockholders is attached hereto as
Exhibit 99.1, and is incorporated herein by reference. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           U.S. HOME & GARDEN INC.

                                           By: /s/ Thomas C. Dearmin
                                              ----------------------------------
                                               Thomas C. Dearmin, President,
                                               Chief Executive Officer and Chief
                                               Financial Officer

Dated:  April 28, 2004


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



                                INDEX TO EXHIBITS

Exhibit           Description
-------           -----------

99.1              Slide presentation material to be used by management of U.S.
                  Home & Garden Inc. at the special stockholders meeting of the Company to be held on April 29, 2004.